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                                                                     EXHIBIT 24B

                               POWER OF ATTORNEY

                               R. STEPHEN BEATTY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, R. Stephen Beatty constitutes and appoints Jim D. Johnston or Brian B. DeFoe his true and lawful attorney-in-fact and agent, for him and his name, place and stead, in any and all capacities, to sign the Form 10-KSB of Helix BioMedix, Inc., a Delaware corporation, for the fiscal year ended December 31, 2000, and any amendments or supplements thereto, and to file this Power of Attorney and the Form 10-KSB with all exhibits thereto, and to the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may do or cause to be done by virtue hereof.

     Dated this 16th day of April, 2001.

/s/ R. Stephen Beatty
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R. Stephen Beatty, Director, President
and Chief Executive Officer
Helix BioMedix, Inc.